Exhibit 4.1

INDENTURE
Dated as of March 3, 2021
among
IQVIA Inc., as Issuer,
the Guarantors party hereto
and
U.S. Bank National Association,
as Trustee
1.750% SENIOR NOTES DUE 2026
2.250% SENIOR NOTES DUE 2029

-i-

-ii-

-iii-

EXHIBITS

Exhibit A-1    Form of 2026 Note
Exhibit A-2    Form of 2029 Note
Exhibit B-1    Form of Certificate of Transfer for 2026 Note
Exhibit B-2    Form of Certificate of Transfer for 2029 Note
Exhibit C-1    Form of Certificate of Exchange for 2026 Note
Exhibit C-2    Form of Certificate of Exchange for 2029 Note
Exhibit D    Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

-iv-

INDENTURE, dated as of March 3, 2021, among IQVIA Inc., a Delaware corporation, each Guarantor (as defined herein) and U.S. Bank National Association, as Trustee.
W I T N E S S E T H
WHEREAS, the Issuer (as defined herein) has duly authorized the creation of the issuance of (i) €550,000,000 aggregate principal amount of 1.750% Senior Notes due 2026 issued on the date hereof (the “2026 Initial Notes”) and (ii) €900,000,000 aggregate principal amount of 2.250% Senior Notes due 2029 issued on the date hereof (the “2029 Initial Notes” and, together with the 2026 Initial Notes, each a “series” and, collectively, the “Initial Notes”); and
WHEREAS, the Issuer and each of the Guarantors have duly authorized the execution and delivery of this Indenture (as defined herein).
NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2 attached hereto, with such applicable legends as are provided herein, and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto, deposited with the Notes Custodian and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream, issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series sold in reliance on Rule 144A.
“2016 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the 2016 Transactions.
“2016 Transactions” means, collectively, (i) the IMS-Quintiles Merger, (ii) the termination of that certain Credit Agreement, dated as of May 12, 2015, by and among Quintiles Corp, the lenders party thereto, J.P. Morgan Chase Bank, N.A. as administrative agent, swing line lender and L/C issuer, Morgan Stanley Senior Funding, Inc., as swing line lender and L/C issuer and Barclays Bank PLC, as L/C issuer and the termination of the liens in respect thereof and (iii) the other transactions contemplated thereby.
“2026 Additional Notes” means additional 2026 Notes (other than the 2026 Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the 2026 Initial Notes.
“2026 Notes” means, collectively, the 2026 Initial Notes and any 2026 Additional Notes.
“2029 Additional Notes” means additional 2029 Notes (other than the 2029 Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the 2029 Initial Notes.
“2029 Notes” means, collectively, the 2029 Initial Notes and any 2029 Additional Notes.

“Additional Notes” means the 2026 Additional Notes and the 2029 Additional Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, co-registrar, Transfer Agent, co-transfer agent, the principal Paying Agent or any additional paying agent.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
(1)    1.0% of the principal amount of such Note; and
(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at (x) in the case of any 2026 Notes, March 15, 2023 and (y) in the case of any 2029 Notes, March 15, 2024 (each such redemption price being set forth in the table appearing in Section 3.07(d) or 3.07(e) hereof, as applicable), plus (ii) all required remaining scheduled interest payments due on such Note through (x) in the case of any 2026 Notes, March 15, 2023 and (y) in the case of any 2029 Notes, March 15, 2024 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Bund Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note on such Redemption Date, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, that such calculation shall not be the duty or obligation of the Trustee.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and Clearstream, as applicable, that apply to such transfer or exchange.
“Attributable Indebtedness” means, with respect to any Sale and Lease-Back Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”
“August 2019 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the August 2019 Transactions.
“August 2019 Transactions” means, collectively, (i) the issuance of the Senior 2.250% Notes, (ii) the satisfaction and discharge of the Senior 4.875% Notes and (iii) the payment of all fees and expenses associated with the foregoing.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Issuer.
“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.
“Bund Rate” means with respect to any redemption date, the greater of (x) 0% and (y) the rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:
(a)    “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to (x) March 15, 2023 in the case of any 2026 Note and (y) March 15, 2024 in the case of any 2029 Note, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to (x) March 15, 2023 in the case of any 2026 Note and (y) March 15, 2024 in the case of any 2029 Note; provided however, that, if the period from such redemption date to (x) March 15, 2023 in the case of any 2026 Note and (y) March 15, 2024 in the case of any 2029 Note is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities having a fixed maturity (i) most nearly before (x) March 15, 2023 in the case of any 2026 Note and (y) March 15, 2024 in the case of any 2029 Note and (ii) most nearly after (x) March 15, 2023 in the case of any 2026 Note and (y) March 15, 2024 in the case of any 2029 Note, in each case, for which such yields are given; provided, further, that if the period from such redemption date to (x) March 15, 2023 in the case of any 2026 Note and (y) March 15, 2024 in the case of any 2029 Note, is less than one year, a fixed maturity of one year shall be used;
(b)    “Comparable German Bund Price” means, with respect to any redemption date, the average of the Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;
(c)    “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer (and notified to the Trustee); and
(d)    “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) (as determined by the Issuer) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding such redemption date.
“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares in the capital of such corporation;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that would be characterized as operating lease obligations in accordance with GAAP without giving effect to Accounting Standards Codification Topic No. 842, Leases (whether or not such operating lease obligations were in effect on the Issue Date) shall be accounted for as operating lease obligations (and not as Capitalized Lease Obligations or Indebtedness) for purposes of this Indenture regardless of the effectiveness of Accounting Standards Codification Topic No. 842, Leases, or any other change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing or credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services) and other cash management arrangements.
“Change of Control” means the occurrence of any of the following after the Issue Date:
(1)    the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation) of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or
(2)    the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, other than in each case, in connection with any transaction or series of transactions in which the Issuer shall become the Wholly-Owned Subsidiary of a Parent Company.
“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of: (1) if on the earlier of (a) the date of the first public announcement of a Change of Control or of the Issuer’s intention to effect such Change of Control and (b) the occurrence of such Change of Control, such Notes have an Investment Grade Rating from both Rating Agencies, (i) a Change of Control that is accompanied or followed by a downgrade of such Notes within the Ratings Decline Period for such Change of Control by both Rating Agencies and (ii) each Rating Agency’s rating of such Notes on any day during such Ratings Decline Period for such Change of Control is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or the occurrence thereof if such Change of Control occurs prior to the first public announcement thereof); provided, however, that a downgrade of any series of Notes by the applicable Rating Agency will not be deemed to have occurred in respect of a Change of Control (and thus will not be deemed a downgrade for purposes of this definition) if such Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Issuer or the Trustee in writing at the request of the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade) or (2) if such Notes do not have an Investment Grade Rating from both Rating Agencies, a Change of Control. No Change of Control Triggering Event will be deemed to have occurred in connection with a Change of Control until such Change of Control has been consummated.
“Clearstream” means Clearstream Banking, Société Anonyme and its successors.
“Common Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, a depositary common to Euroclear and Clearstream, which have initially appointed Elavon Financial Services DAC, and any and all successors thereto appointed as Common Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including, the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) any prepayment premium or penalty, (r) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (s) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (t) any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the 2016 Transactions or any acquisition (or purchase of assets), (u) penalties and interest related to taxes, (v) any “additional interest” or “liquidated damages” with respect to other securities, (w) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses, (x) any amortization or expensing of bridge, commitment and other financing fees and any other fees related to the 2016 Transactions, the February 2017 Transactions, the September 2017 Transactions, the May 2019 Transactions, the August 2019 Transactions, the June 2020 Transactions, the March 2021 Transactions or any acquisitions (or purchases of assets) after the Issue Date, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (z) any accretion of accrued interest on discounted liabilities (other than Indebtedness except to the extent arising from the application of purchase accounting)); plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(3)    interest income of such Person and its Restricted Subsidiaries for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
(1)    any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, charges or expenses (including relating to any multi-year strategic initiatives), the 2016 Transaction Expenses, the February 2017 Transaction Expenses, the September 2017 Transaction Expenses, the May 2019 Transaction Expenses, the August 2019 Transaction Expenses, the June 2020 Transaction Expenses, the March 2021 Transaction Expenses, restructuring costs and reserves, duplicative running costs, relocation costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, Public Company Costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention or completion bonuses, executive recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with non-ordinary course product and intellectual property development, costs incurred in connection with acquisitions (or purchases of assets) prior to or after the Issue Date (including integration costs), other business optimization expenses (including costs and expenses relating to business optimization programs, and new systems design, retention charges, system establishment costs and implementation costs and project start-up costs), accruals and reserves, operating expenses attributable to the implementation of cost-savings initiatives, consulting fees and curtailments and modifications to pension and post-retirement employee benefit plans shall be excluded;
(2)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP, shall be excluded;
(3)    any net after-tax effect of gains or losses on disposal, abandonment (including asset retirement costs) or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;
(4)    any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;
(5)    the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded; provided that Consolidated Net Income of a Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;
(6)    [reserved];
(7)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the 2016 Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;
(8)    any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;
(9)    any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;
(10)    any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of such Person or of a Restricted Subsidiary or any of its direct or indirect parent companies in connection with the 2016 Transactions, shall be excluded;
(11)    any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes, the Existing Senior Notes and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes, the Existing Senior Notes and other securities and any Credit Facilities) and including, in each case, any such transaction whether consummated on, after or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;
(12)    accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established or adjusted as a result of the 2016 Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;
(13)    any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;
(14)    any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, shall be excluded; and
(15)    the following items shall be excluded:
(a)    research and development expenses and charges to the extent expensed; and
(b)    earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets.
“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the 2016 Transactions or any acquisition), consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations, debt obligations evidenced by bonds, notes, debentures, promissory notes or similar instruments and guarantees of Indebtedness of such types of a third Person; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Facility, (ii) any letter of credit, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (iii) Hedging Obligations, except any unpaid termination payments thereunder. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)    to advance or supply funds
(a)    for the purchase or payment of any such primary obligation, or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.
“CPP” means CPP Investment Board Private Holdings Inc.

“CPP Group” means CPP and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt their portfolio companies or other operating companies affiliated with CPP).

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, attached hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than for any Qualified Equity Interests or solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for any Qualified Equity Interests or solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer or its Subsidiaries or any direct or indirect parent company of the Issuer or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof), such Capital Stock shall not constitute Disqualified Stock solely because it may be redeemable or subject to repurchase by the Issuer or its Subsidiaries pursuant to any such plan or agreement or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(1)    increased (without duplication) by the following, in each case (other than in the case of clauses (g) and (j)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a)    provision for taxes based on income or profits or capital, including federal, state, franchise, property, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus
(b)    Fixed Charges for such period (including (x) net losses under Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other deferred financing fees, and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus
(c)    Consolidated Depreciation and Amortization Expense for such period; plus
(d)    any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may determine not to add back such non-cash charge in the current period and (B) to the extent the Issuer does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(e)    the amount of any reductions in arriving at Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus
(f)    the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period to the Permitted Holders or other Persons with a similar interest in the Issuer or its direct or indirect parent companies; plus
(g)    the amount of “run rate” net cost savings, synergies and operating expense reductions (other than any of the foregoing related to Specified Transactions) projected by the Issuer in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twenty-four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); plus
(h)    the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(i)    any costs or expense incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus
(j)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus
(k)    any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of); plus
(l)    Specified Legal Expenses; and
(2)    decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:
(a)    non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period (other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); plus
(b)    any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period; plus
(c)    any net income from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of); and
(3)     increased (by losses) or decreased (by gains), as applicable, by the following, without duplication, in each case, except for the adjustments set forth in the proviso to this clause (3), to the extent included in computing Consolidated Net Income for such period:
(a)     any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging;

(b)     any net gain or loss resulting in such period from a sale of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility;
(c)     any realized or unrealized gains or losses in such period from (i) balance sheet currency translation, (ii) currency translation of assets or liabilities that are not denominated in the functional currency of a Person into the functional currency of that Person and (iii) Hedging Obligations that are designated by a Person as a hedge of an asset or liability in clause (c)(i) or (ii); and
(d)    any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

provided that, notwithstanding the foregoing, EBITDA shall include (without duplication) (i) any net realized gain or loss from any Hedging Obligations accounted for as cash flow hedges of intercompany royalties and (ii) any net realized gain or loss from any Hedging Obligations that are designated by the Issuer as EBITDA hedges, except to the extent any such Hedging Obligations are terminated by such Person prior to their scheduled maturity.
        “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:
(1)    public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8; or
(2)    issuances to any Subsidiary of the Issuer.
“Euro Government Obligations” means any security that is (1) a direct obligation of any country that is a member of the European Monetary Union whose long-term debt is rated ‘‘A-1’’ or higher by Moody’s or ‘‘A+’’ or higher by S&P or the equivalent rating category of another internationally recognized rating agency on the date of this Indenture, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clauses (1) and (2), is not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Euro Government Obligations or a specific payment of principal of or interest on any such Euro Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Euro Government Obligations or the specific payment of principal of or interest on the Euro Government Obligations evidenced by such depository receipt.
“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system, and its successors.
“Euros” or “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Senior Notes” means, collectively, the Senior 2.250% Notes, the Senior 2.875% Notes due 2025, the Senior 2.875% Notes due 2028, the Senior 5.000% Notes due 2026 and the Senior 5.000% Notes due 2027.
“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“February 2017 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the February 2017 Transactions.
“February 2017 Transactions” means, collectively, (i) the issuance of the Senior 3.250% Notes, (ii) the amendment of the Senior Credit Facilities on March 7, 2017, and (iii) the payment of all fees and expenses associated with the foregoing.
“Financial Officer” means the Chief Financial Officer, the Treasurer or other financial officer of the Issuer, as applicable.
“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:
(1)    Consolidated Interest Expense of such Person for such period;
(2)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and
(3)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
“Foreign Subsidiary” means, with respect to any Person, (a) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (b) any Restricted Subsidiary that is treated as a disregarded entity for United States federal income tax purposes and substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries and any Restricted Subsidiary of such Foreign Subsidiary.
“Funded Debt” means any Indebtedness for money borrowed (other than in connection with a Qualified Securitization Facility), whether created, issued, incurred, assumed or guaranteed, that would, in accordance with GAAP, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities other than Indebtedness incurred under a revolving credit facility).
“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date but without giving effect to Accounting Standards Codification Topic No. 842, Leases or (2) after the Issue Date, if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, a 144A Global Note and a Regulation S Global Note.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.
“Guarantor” means each Restricted Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.
“Holder” means the Person in whose name a Note of the applicable series is registered on the Registrar’s books.
“Holdings” means IQVIA Holdings Inc., a Delaware corporation.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“IMS Health Holdings” means IMS Health Holdings, Inc., a Delaware corporation.
“IMS-Quintiles Merger” means, collectively, the merger of IMS Health Holdings with and into Quintiles Holdings, the merger of Healthcare Technology Intermediate Holdings, LLC with and into Quintiles Holdings immediately thereafter, and the merger of Quintiles Corp with and into the Issuer.
“Indebtedness” means, with respect to any Person, without duplication:
(1)    any indebtedness (including principal and premium) of such Person, whether or not contingent:
(a)    in respect of borrowed money;

(b)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
(c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within thirty (30) days after becoming due and payable or (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or
(d)    representing the net obligations under any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;
(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and
(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness that is not recourse to the Issuer or any Restricted Subsidiary except with respect to such specific asset will be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;
provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, (b) reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under letters of credit shall be counted as Indebtedness three (3) Business Days after such amount is drawn), (c) obligations under or in respect of Qualified Securitization Facilities; provided, further, that Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness or (d) deferred or prepaid revenues. For the avoidance of doubt, Indebtedness shall not include royalty payments.
“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means J. P. Morgan Securities plc, Barclays Bank PLC, Merrill Lynch International, Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Wells Fargo Securities International Limited, Citigroup Global Markets Inc., Fifth Third Securities, Inc., PNC Capital Markets LLC, Mizuho International plc, MUFG Securities EMEA plc, TD Securities (USA) LLC, Truist Securities, Inc., Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas, Huntington Securities, Inc., RBC Europe Limited and Siebert Williams Shank & Co., LLC.
“Interest Payment Date” means March 15 and September 15 of each year to stated maturity, beginning September 15, 2021.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by the Issuer.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice), and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.
“Investor” means each of (1) TPG Group, (2) CPP Group, (3) LGP Group, (4) Bain Capital Investors LLC, (5) 3i Corporation and (6) Dr. Dennis B. Gillings and his Immediate Family Members, the Gillings Family Limited Partnership, the GFEF Limited Partnership, GF Management Company, LLC and the Gillings Family Foundation and their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, including for the avoidance of doubt, any co-investment vehicle controlled by any of the foregoing, but not including, however, any portfolio company of any of the foregoing.
“Issue Date” means March 3, 2021.
“Issuer” means IQVIA Inc. and its successors.
“June 2020 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the June 2020 Transactions.
“June 2020 Transactions” means, collectively, (i) the issuance of the Senior 2.875% Notes due 2028, (ii) the satisfaction and discharge of the Senior 3.500% Notes and (iii) the payment of all fees and expenses associated with the foregoing.
“Issuer’s Order” means a written request or order signed on behalf of the Issuer by an Officer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.
“LCT Test Date” means the date specified in the LCT Election; provided, that (a) with respect to any prepayment of Indebtedness, such date shall be the date of the irrevocable prepayment notice and (b) with respect to all other Limited Condition Transactions, such date shall be the date of the definitive agreements for such Limited Condition Transaction.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue in the intervening period.
“LGP” means Leonard Green & Partners, L.P.

“LGP Group” means LGP and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt their portfolio companies or other operating companies affiliated with LGP).

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Limited Condition Transaction” means any (a) acquisition, Investment or Sale and Lease-Back Transaction by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (b) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or any direct or indirect parent companies of the Issuer) who are holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date.
“March 2021 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the March 2021 Transactions.
“March 2021 Transactions” means, collectively, (i) the issuance of the Initial Notes on the Issue Date, (ii) the satisfaction and discharge of the Senior 3.250% Notes and (iii) the payment of all fees and expenses associated with the foregoing.
“May 2019 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the May 2019 Transactions.
“May 2019 Transactions” means, collectively, (i) the issuance of the 5.000% Senior Notes due 2027 and (ii) the payment of all fees and expenses associated with the foregoing.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Sale and Lease-Back Transaction, net of the costs relating to such Sale and Lease-Back Transaction, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) or amounts required to be applied to the repayments of Indebtedness secured by a Lien on such assets and required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the Sale and Lease-Back Transaction and retained by the Issuer or any of its Restricted Subsidiaries after such Sale and Lease-Back Transaction, including any indemnification obligations associated with such transaction.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” means, collectively, the Initial Notes and any Additional Notes.
“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Common Depositary) or any successor person thereto, and shall initially be Elavon Financial Services DAC.
“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the confidential offering memorandum, dated February 17, 2021, relating to the sale of the Initial Notes.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Person. Unless otherwise indicated, Officer shall refer to an Officer of the Issuer.
“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person (other than any Permitted Holder) and no Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.
“Participant” means, with respect to Euroclear or Clearstream, a Person who has an account with Euroclear or Clearstream, respectively.
“Permitted Holder” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the provisions of this Indenture) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Liens” means, with respect to any Person:
(1)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance, health, disability or employee benefits, other social security laws or similar legislation or regulations or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(2)    landlords’, carriers’, warehousemen’s, materialsmen’s, repairmen’s, construction and mechanics’ Liens, in each case arising in the ordinary course of business and (i) for sums not yet overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens, (ii) being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Issuer or its Restricted Subsidiaries;
(3)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(4)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers acceptance issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;
(5)    survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Credit Facilities);
(6)    Liens securing Capitalized Lease Obligations and purchase money obligations (including in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) and otherwise securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alternations or improvements of property, if the Indebtedness and the related Liens are incurred within 18 months of the later of such acquisition of property or completion of construction or addition, repairs, alterations or improvements, as the case may be;
(7)    Liens existing, or provided for under binding contracts existing, on the Issue Date;
(8)    Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the obligations to which such Liens relate;
(9)    Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after acquired-property) that secured the obligations to which such Liens relate;
(10)    [reserved];
(11)    Liens securing (x) Hedging Obligations and (y) obligations in respect of Cash Management Services;
(12)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)    leases, subleases, licenses or sublicenses (or other agreement under which the Issuer or any Restricted Subsidiary has granted rights to end users to access and use the Issuer’s or any Restricted Subsidiary’s products, technologies or services) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(14)    Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;
(15)    Liens in favor of the Issuer or any Subsidiary of the Issuer;
(16)    Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business or consistent with industry practice to the clients of the Issuer or any of its Restricted Subsidiaries;
(17)    Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;
(18)    Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the original Lien (plus improvements and accessions on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by a Lien under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such refinancing, refunding, extension, renewal or replacement;
(19)    deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or self-insurance arrangements;
(20)    Liens securing obligations in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $1,350,000,000 and (b) 5.5% of Total Assets, each determined as of the date of such incurrence;
(21)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(22)    (i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice,

(ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;
(23)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(5) hereof;
(24)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with industry practice;
(25)    Liens (a) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(26)    Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(27)    Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(28)    Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or consistent with industry practice or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;
(29)    Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(30)    any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(31)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;
(32)    Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement;

(33)    ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;
(34)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(35)    Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(36)    Liens on cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition to be applied against the purchase price for such Investment or other acquisition;
(37)    any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;
(38)    deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary or consistent with industry practice to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(39)    Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness;
(40)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(41)    any proxy agreement relating to IMS Government Solutions, Inc. and its Equity Interests entered into with the Defense Security Service;
(42)     any encumbrance or restriction imposed under any contract for the sale by the Issuer or any of its Restricted Subsidiaries of the Capital Stock of any Restricted Subsidiary, or any business unit or division of the Issuer or any Restricted Subsidiary;
(43)    Liens securing any Indebtedness incurred under any Secured Revolving Commitments established in compliance with the terms of this Indenture;
(44)     Liens securing the Notes and Guarantees, if any, of the Notes; and
(45)     Liens securing obligations in respect of Indebtedness incurred under any Credit Facility, including any letter of credit facility relating thereto, that do not at any one time exceed $8,060,000,000.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest and other obligations payable on and with respect to such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Principal Personal or Real Property” means any personal or real property (including, for the avoidance of doubt, accounts receivable and inventory) other than property that, in the opinion of the Issuer, is not of material importance to the total business conducted by the Issuer and its Subsidiaries, taken as a whole.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer’s or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.
“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable Restricted Subsidiary or Securitization Subsidiary and (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) or (2) constituting a receivables financing facility (it being understood that, for the avoidance of doubt, the Quintiles Receivables Facility is deemed to be a Qualified Securitization Facility).
“Quintiles Corp” means Quintiles Transnational Corp., a North Carolina corporation.
“Quintiles Holdings” means Quintiles Transnational Holdings Inc., a North Carolina corporation.
“Quintiles Receivables Facility” means the receivables facility pursuant to (a) that certain Receivables Financing Agreement, dated December 5, 2014, among Quintiles Funding LLC, as borrower, Quintiles, Inc., as initial servicer, PNC Bank, N.A., as administrative agent and lender, and the additional persons from time to time party thereto as lenders and (b) that certain Purchase and Sale Agreement, dated December 5, 2014, as amended, among Quintiles, Inc., as originator and initial servicer, Quintiles Commercial US, Inc., as originator, and Quintiles Funding LLC, as buyer, in each case, as amended, modified or supplemented from time to time so long as such amendments, modifications and supplements are either, taken as a whole, not materially adverse to the interests of the Holders as determined in good faith by the Issuer or consented to by the administrative agent under the Senior Credit Facilities, and any extension thereof to receivables of the Issuer and any of its Subsidiaries.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes of any series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or of the Issuer’s intention to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as any Rating Agency rating the Notes of the applicable series as of the beginning of the Ratings Decline Period has publicly announced during the Ratings Decline Period that the rating of the Notes of such series is under consideration for downgrade by such Rating Agency.
“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1 and September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A-1 or Exhibit A-2, as applicable, attached hereto, with such applicable legends as are provided herein, and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto, deposited with the Notes Custodian and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream issued in a denomination equal to the outstanding principal amount of the applicable Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-1 or Exhibit A-2, as applicable, attached hereto, bearing the Global Note Legend, the Private Placement Legend and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto, deposited with the Notes Custodian and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any arrangement providing for the leasing for a period of more than three years by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.
“Secured Revolving Commitments” means any commitments to make loans constituting Secured Indebtedness on a revolving basis to the Issuer or any of its Restricted Subsidiaries by any Person other than the Issuer or any of its Restricted Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.
“Securitization Facility” means any of one or more receivables or securitization financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.
“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.
“Senior Credit Facilities” means, collectively, the senior secured term loan facilities and the senior secured revolving credit facilities under that certain Fourth Amended and Restated Credit Agreement, dated as of October 3, 2016, among the Issuer, Holdings, the Restricted Subsidiaries party thereto, Bank of America, N.A., as the administrative agent, and the lenders and other entities party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders, or investors, whether or not secured, that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.
“Senior Indebtedness” means:
(1)    all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;
(2)    all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Cash Management Services (and guarantees thereof) owing to a lender under the Senior Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations and obligations in respect of Cash Management Services, as the case may be, are permitted to be incurred under the terms of this Indenture;
(3)    any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and
(4)    all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);
provided, that Senior Indebtedness shall not include:

(a)    any obligation of such Person to the Issuer or any of its Subsidiaries;
(b)    any liability for federal, state, local or other taxes owed or owing by such Person;
(c)    any accounts payable or other liability to trade creditors arising in the ordinary course of business or consistent with industry practice;
(d)    any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
(e)    that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.
“Senior 2.250% Notes” means €720,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2028 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 2.250% Notes Indenture in exchange for the initial unregistered senior unsecured notes.
“Senior 2.250% Notes Indenture” means the indenture dated as of August 13, 2019, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, as the same may be amended, supplemented or modified from time to time.
“Senior 2.875% Notes due 2025” means €420,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2025 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 2.875% Notes due 2025 Indenture in exchange for the initial unregistered senior unsecured notes.
“Senior 2.875% Notes due 2025 Indenture” means the indenture dated as of September 14, 2017, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, as the same may be amended, supplemented or modified from time to time.
“Senior 2.875% Notes due 2028” means €711,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2028 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 2.875% Notes due 2028 Indenture in exchange for the initial unregistered senior unsecured notes.
“Senior 2.875% Notes due 2028 Indenture” means the indenture dated as of June 24, 2020, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, as the same may be amended, supplemented or modified from time to time.
“Senior 3.250% Notes” means €1,425,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2025.
“Senior 3.500% Notes” means €625,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2024.
“Senior 3.500%/5.000% Notes Indenture” means the indenture dated as of September 28, 2016, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, as the same may be amended, supplemented or modified from time to time.

“Senior 4.125% Notes” means €275,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2023.
“Senior 4.875% Notes” means $800,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2023.
“Senior 5.000% Notes due 2026” means $1,050,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2026 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 3.500%/5.000% Notes Indenture in exchange for the initial unregistered senior unsecured notes.
“Senior 5.000% Notes due 2027” means $1,100,000,000 in aggregate principal amount of the Issuer’s senior unsecured notes due 2027 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 5.000% Notes due 2027 Indenture in exchange for the initial unregistered senior unsecured notes.
“Senior 5.000% Notes due 2027 Indenture” means the indenture dated as of May 10, 2019, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, as amended, supplemented or modified from time to time.

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt (other than any Indebtedness of a Restricted Subsidiary which is not a Guarantor which is not secured by any assets of the Issuer or a Guarantor) outstanding on the last day of such Test Period that is secured by a Lien on any property of the Issuer or any Restricted Subsidiary (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) minus the aggregate amount of cash and cash equivalents included in the consolidated balance sheet of the Issuer as of such date, excluding cash and cash equivalents which are listed as “Restricted” on such balance sheet, to (b) EBITDA of the Issuer for such Test Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Secured Indebtedness (other than Secured Indebtedness incurred under any revolving credit facility in the ordinary course of business for working capital purposes or any repayment of such Indebtedness in the ordinary course of business) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which such calculation is made, then the Senior Secured Net Leverage Ratio, as applicable, shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Secured Indebtedness, in each case, as if the same had occurred on the last day of the applicable Test Period, and if the Senior Secured Net Leverage Ratio is being calculated in connection with establishing any Secured Revolving Commitments, then such calculation shall be made giving pro forma effect to the incurrence of the entire committed amount of Secured Indebtedness under such Secured Revolving Commitments.
For purposes of making the computation referred to above, any Specified Transaction that has been made by the Issuer or any of its Restricted Subsidiaries during any Test Period or subsequent to such Test Period and on or prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then EBITDA shall be calculated giving pro forma effect thereto for such Test Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period.
For purposes of this definition, whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Issuer and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, synergies and operating expense reductions resulting from or related to any such Specified Transaction which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months after the date of any such Specified Transaction (in each case as though such cost savings and synergies had been realized on the first day of the applicable period and as if such cost savings and synergies were realized for the entirety of such period). For the purposes of this Indenture, “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such period from such actions.
For purposes of this definition, the amount of any Secured Indebtedness in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period (after giving effect to the currency translation effects, determined in accordance with GAAP, of hedging arrangements for currency exchange risks with respect to the applicable currency in effect on the date of determination of the applicable amount of such Indebtedness).
“September 2017 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the September 2017 Transactions.
“September 2017 Transactions” means, collectively, (i) the issuance of the Senior 2.875% Notes due 2025, (ii) the satisfaction and discharge of the Senior 4.125% Notes, (iii) the amendment of the Senior Credit Facilities on September 18, 2017 and (iv) the payment of all fees and expenses associated with the foregoing.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the Issue Date; provided that notwithstanding the foregoing, in no event will any Securitization Subsidiary be considered a Significant Subsidiary for purposes of clauses (4), (5), (6), (7) or (8) under Section 6.01.
“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative) either (i) arising from, or related to, facts and circumstances existing on or prior to the Issue Date or (ii) arising out of or related to antitrust, Federal Trade Commission or Department of Justice proceedings or securities law.

“Specified Transaction” means (i) solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to the Issuer, in each case, in connection with an acquisition or Investment, (ii) any designation of operations or assets of the Issuer or a Restricted Subsidiary as discontinued operations (as defined under GAAP) (other than held-for-sale discontinued operations until actually disposed of), (iii) any Investment that results in a Person becoming a Restricted Subsidiary, (iv) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Indenture, (v) any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person, or (vi) any disposition (x) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer or (y) of a business, business unit, line of business or division of the Issuer or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise.
“Subordinated Indebtedness” means, with respect to the Notes,
(1)    any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and
(2)    any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
(2)    any partnership, joint venture, limited liability company or similar entity of which:
(a)    more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
(b)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Test Period” means the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available (as determined in good faith by the Issuer).
“TISE” means The International Stock Exchange.
“TISEAL” means The International Stock Exchange Authority Limited.
“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a pro forma basis including any property or assets being acquired in connection therewith).
“TPG” means TPG Capital, L.P.
“TPG Group” means TPG and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt their portfolio companies or other operating companies affiliated with TPG).

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.
“Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer which at the time of determination is designated as an “Unrestricted Subsidiary” in any Credit Facility (including the Senior Credit Facilities), whether on or subsequent to the Issue Date, and (b) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required under applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.
SECTION 1.02.    Other Definitions.

Term	Defined in Section
“2026 Initial Notes”	Recitals
“2029 Initial Notes”	Recitals
“Applicable Premium Deficit”	8.04
“Authentication Order”	2.02
“Change of Control Offer”	4.07
“Change of Control Payment”	4.07
“Change of Control Payment Date”	4.07

Term	Defined in Section
“Covenant Defeasance”	8.03
“Equity Offering Redemption Amount”	3.07
“Event of Default”	6.01
“Initial Notes”	Recitals
“LCT Election”	1.05
“Legal Defeasance”	8.02
“Note Register”	2.03
“Notes”	Recitals
“Paying Agent”	2.03
“Redemption Date”	3.01
“Registrar”	2.03
“series”	Recitals
“Transfer Agent”	2.03

SECTION 1.03.    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)     “or” is not exclusive;
(d)    the words “including,” “includes” and similar words shall be deemed to be followed by without limitation;
(e)    words in the singular include the plural, and in the plural include the singular;
(f)    “will” shall be interpreted to express a command;
(g)    provisions apply to successive events and transactions;
(h)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
(j)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(k)    the principal amount of any Preferred Stock at any time shall be (i) the maximum liquidation value of such Preferred Stock at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock at such time, whichever is greater;
(l)    words used herein implying any gender shall apply to both genders;
(m)    in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;
(n)    the principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;
(o)    unless otherwise specifically indicated, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and excludes any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person; and
(p)    references to the “Notes” refer to all Notes, and not to the Notes of a particular series.
SECTION 1.04.    Acts of Holders
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
SECTION 1.05.    Limited Condition Transactions. When calculating any applicable ratio, Consolidated Net Income or EBITDA or determining the satisfaction of all other conditions precedent in connection with a Limited Condition Transaction, the date of determination of such ratio, Consolidated Net Income or EBITDA or compliance with any condition precedent, shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be the LCT Test Date, and, if after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Issuer could have consummated such Limited Condition Transaction on the relevant LCT Test Date in compliance with such ratio or other provision, such ratio or other provision shall be deemed to have been complied with. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in EBITDA or other components of such ratio) or other provision at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been failed to have been exceeded or satisfied, respectively, as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction and related transactions are permitted hereunder and (ii) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction, unless (x) on such date an Event of Default under clause (1) or (2) of Section 6.01 hereof or, solely with respect to the Issuer, an Event of Default under clause (6) or (7) of Section 6.01 hereof shall be continuing or (y) the Issuer subsequently elects, in its sole discretion, to test such ratios and baskets on the date such Limited Condition Transaction and related transactions are consummated.
If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or other provision on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or other provision shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expired.
ARTICLE II
THE NOTES

SECTION 2.01.    Form and Dating; Terms
(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in minimum denominations of €100,000 and any integral multiple of €1,000 in excess of €100,000.
(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes of the applicable series as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Temporary Global Notes. Notes of each series offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Note with respect to such series, which shall be deposited with the Notes Custodian and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.
Following (i) the termination of the applicable Restricted Period and (ii) the receipt by the Trustee of (A) a certification or other evidence in a form reasonably acceptable to the Issuer of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Note of such series (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof) and (B) an Officer’s Certificate from the Issuer, the Trustee shall remove the Regulation S Temporary Global Note Legend from the applicable Regulation S Temporary Global Notes, following which temporary beneficial interests in each such Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note of such series pursuant to the Applicable Procedures.

(d)    Book-Entry Provisions. The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through Euroclear and/or Clearstream.
(e)    Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.07 hereof. The Notes shall not be redeemable, other than as provided in Article III hereof.
Additional Notes ranking pari passu with a series of the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the applicable series of Initial Notes and shall have the same terms as to status, redemption or otherwise as the applicable series of Initial Notes except that interest may accrue on the Additional Notes from their date of issuance (or such other date specified by the Issuer). Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
SECTION 2.02.    Execution and Authentication. At least one Officer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronic (in “.pdf” format) signature.
If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of an Issuer’s Order (an “Authentication Order”), authenticate and deliver the Initial Notes in the aggregate principal amount or amounts specified in such Authentication Order. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued or increased hereunder.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the Trustee, a copy of which shall be furnished to the Issuer. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent for service of notes and demands.
SECTION 2.03.    Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration (the “Registrar”), (ii) an office or agency where Notes may be presented for transfer or for exchange (the “Transfer Agent”) and (iii) a principal office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register (the “Note Register”) reflecting ownership of the Notes outstanding from time to time and of their transfer and exchange. Upon demand by the Issuer, the Registrar shall (at the expense of the Issuer) send a copy of the Note Register to the Issuer. The registered Holder will be treated as the owner of the Note for all purposes. Only registered Holders will have rights under this Indenture and the Notes. The Issuer may appoint one or more co-registrars, one or more co-transfer agents and one or more additional paying agents. The term “Registrar” includes any co-registrar, the term “Transfer Agent” includes any co-transfer agent and the term “Paying Agent” includes any additional paying agents; provided that the Issuer shall maintain a single principal Paying Agent for the Notes. The Issuer may change any Paying Agent, Transfer Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.
The Issuer initially appoints (i) Elavon Financial Services DAC, UK Branch to act as the principal Paying Agent and (ii) Elavon Financial Services DAC to act as the Transfer Agent and Registrar.
For so long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE so require, the Issuer will post a notice of any change of paying agent, registrar or transfer agent with respect to such series of Notes on the official website of TISE to the extent required and in a manner permitted by such rules.
SECTION 2.04.    Paying Agent Provisions. The Issuer shall require any Paying Agent that is not a party to this Indenture to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary or the Trustee) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee or an agent thereof shall serve as Paying Agent for the Notes.
SECTION 2.05.    Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. Following the exchange of beneficial interests in Global Notes for Definitive Notes, the Issuer shall furnish, or cause the Registrar to furnish (if the Trustee is not the Registrar), to the Trustee, in writing and at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 2.06.    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Common Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a

Global Note may not be exchanged for a Definitive Note of the same series unless (A) if Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 120 days or (B) if the owner of a Book-Entry Interest requests such exchange in writing delivered through Euroclear or Clearstream, following an Event of Default which results in action by the Trustee pursuant to Article VI hereof. Upon the occurrence of any of the events in clauses (A) or (B) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events in (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
(b)    Transfer and Exchange of Book-Entry Interests. The transfer and exchange of Book-Entry Interests shall be effected through Euroclear or Clearstream, as applicable, in accordance with the provisions of this Indenture and the Applicable Procedures.
In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Transfer Agent (with copies to the Trustee and the Registrar) must receive: (i) a written order from a Participant or an Indirect Participant given to Euroclear or Clearstream, as applicable, in accordance with the Applicable Procedures directing Euroclear or Clearstream, as applicable, to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to Euroclear or Clearstream, as applicable, in accordance with the Applicable Procedures directing Euroclear or Clearstream, as applicable, to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.
In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Note, the Transfer Agent (with copies to the Trustee and the Registrar) must receive: (i) a written order from a Participant or an Indirect Participant given to Euroclear or Clearstream, as applicable, in accordance with the Applicable Procedures directing Euroclear or Clearstream, as applicable, to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to above.
In connection with any transfer or exchange of Definitive Notes, the Holder of such Notes shall present or surrender to the Transfer Agent or Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, in connection with a transfer or exchange of a Definitive Note for a Book-Entry Interest, the Transfer Agent (with copies to the Trustee and the Registrar) must receive a written order directing Euroclear or Clearstream, as applicable, to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.
Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Trustee or the Notes Custodian, acting at the direction of the Trustee (with copies to the Transfer Agent and the Registrar), as specified in this Section 2.06, shall endorse the relevant Global Note(s) with any increase or decrease and instruct Euroclear or Clearstream, as applicable, to reflect such increase or decrease in its systems.
Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either clause (b)(1) or (b)(2) below, as applicable, as well as clause (b)(3) below, if applicable:
(1)    Transfer of Book-Entry Interests in the Same Global Note. Book-Entry Interests may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, ownership of Book-Entry Interests in any Regulation S Global Note will be limited to Persons who have accounts with Euroclear or Clearstream, as applicable, or Persons who hold interests through Euroclear or Clearstream, as applicable, and any sale or transfer of such interest to U.S. Persons shall not be permitted during the Restricted Period unless such resale or transfer is made pursuant to Rule 144A or another available exemption from the registration requirements of the Securities Act. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Book-Entry Interests in Global Notes. A holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to Section 2.06(b)(1) above only if the Transfer Agent (with copies to the Trustee and the Registrar) receives either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to Euroclear or Clearstream, as applicable, in accordance with the Applicable Procedures directing Euroclear or Clearstream, as applicable, to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and
(ii)    instructions given by Euroclear or Clearstream, as applicable, in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or
(B)    both:
(i)    a written order from a Participant or an Indirect Participant given to Euroclear or Clearstream, as applicable, in accordance with the Applicable Procedures directing Euroclear or Clearstream, as applicable, to cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and
(ii)    instructions given by Euroclear or Clearstream, as applicable, to the Registrar containing information specifying the identity of the Person in whose name such

Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the ISIN or Common Code or other similar number identifying the Notes, provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.
(3)    Transfer of Book-Entry Interests to Another Global Note. A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar, Transfer Agent and Trustee receive the following:
(A)    if the transferee will take delivery in the form of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (2) thereof.
(c)    Transfer or Exchange of Book-Entry Interests for Definitive Notes. If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Trustee, the Transfer Agent and the Registrar of the following documentation:
(A)    in the case of a transfer on or before the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in either item (1) or item (2) thereof;
(B)    in the case of a transfer after the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);
(C)    in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note to a QIB in reliance on Rule 144A, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (1) thereof;
(D)    in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Regulation S, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (2) thereof;
(E)    in the case of a transfer by a holder of a Book-Entry Interest in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (2) thereof;

(F)    in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Rule 144, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (3)(a) thereof;
(G)    in the case of a transfer by a holder of a Book-Entry Interest to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (3)(b) thereof; or
(H)    if such Book-Entry Interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (3)(c) thereof;
the Trustee or the Notes Custodian, acting at the direction of the Trustee, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee or the authenticating agent shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the Registrar through instructions from Euroclear or Clearstream, as applicable, and the Participant or Indirect Participant. The Registrar or Paying Agent shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(d)    Transfer and Exchange of Definitive Notes for Book-Entry Interests in the Global Notes. If any Holder of a Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee, the Transfer Agent and the Registrar of the following documentation:
(A)    if the Holder of such Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C-1 or Exhibit C-2, as applicable, hereto, including the certifications in item (b) thereof;
(B)    if such Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (1) thereof;
(C)    if such Definitive Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (2) thereof, as applicable;
(D)    if such Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (3)(b) thereof;

(E)    if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (3)(c) thereof; and
the Trustee or the Registrar will cancel the Definitive Note, and the Trustee or the Notes Custodian, acting at the direction of the Trustee, will increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, and in the case of clause (D) above, the applicable 144A Global Note.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Definitive Notes may be transferred or exchanged in whole or in part, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof, to persons who take delivery thereof in the form of Definitive Notes in accordance with this Section 2.06(e). Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Notes of which registration the Issuer will be informed of by such Transfer Agent or such Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to such Transfer Agent or such Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Notes does not transfer the entire principal amount of Notes represented by any such Definitive Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Note and the Issuer (who has been informed of such cancellation) shall execute and the Trustee or the authenticating agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
Any Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made in reliance on Regulation S, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto, including the certifications required by item (3) thereof, if applicable.
(f)    [Reserved]
(g)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)    Private Placement Legend. Except as permitted by paragraph (v) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form unless the Issuer determines otherwise in compliance with applicable law:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.
THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO [WITH RESPECT TO RULE 144A NOTES: THE ONE YEAR ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO)] AND [WITH RESPECT TO REGULATION S NOTES: 40 DAYS AFTER THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO)] OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE, (5) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.
AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS

AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.
(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE OR THE NOTES CUSTODIAN, ACTING AT THE DIRECTION OF THE TRUSTEE, MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.
(iii)    Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(iv)    Definitive Note. Each Definitive Note shall bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Upon any sale or transfer of a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Definitive Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Definitive Note if the Holder certifies in writing to the Transfer Agent and Registrar that its request for such exchange was made in reliance on Rule 144 (such certificate to be in the form set forth on the reverse of the Note).
(v)    Additional Notes in a Registered Offering. Any additional Notes sold in a registered offering under the Securities Act shall not be required to bear the Private Placement Legend.
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer shall require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.07 and 9.05 hereof).
(iii)    The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes to be redeemed under Section 3.03 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vi)    Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(vii)    At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02 hereof.
(viii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic mail.
(ix)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(x)    Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Common Depositary.
SECTION 2.07.    Replacement Notes. If either (x) any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer or (y) the Issuer and the Trustee receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, then the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.08.    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it (or by the Registrar or Paying Agent at its direction), those delivered to it or the Notes Custodian for cancellation, those reductions in the interest in a Global Note effected by the Trustee (or by the Notes Custodian at its direction) in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in

Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay the Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.09.    Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer or a Guarantor or by any Affiliate of the Issuer or a Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Issuer or a Guarantor or any Affiliate of the Issuer or a Guarantor.
SECTION 2.10.    Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
SECTION 2.11.    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures. Certification of the cancellation of all surrendered Notes shall be delivered to the Issuer at the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
SECTION 2.12.    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes (and such nonpayment continues beyond the applicable grace period set forth in Section 6.01(2) hereof), it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each

Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of any such special record date. At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Issuer undertakes to promptly inform TISEAL (so long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE so require) of any such special record date.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 2.13.    ISIN and/or Common Code Numbers. The Issuer in issuing the Notes may use ISIN and/or Common Code numbers (if then generally in use) and, if so, the Trustee shall use ISIN and/or Common Code numbers in notices of redemption as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers; provided, further, that if any Additional Notes are not fungible with the Notes of the applicable series, such Additional Notes shall have a different ISIN and/or Common Code number (or other applicable identifying number). The Issuer will as promptly as practicable notify the Trustee and each Paying Agent in writing of any change in the ISIN and/or Common Code numbers.
ARTICLE III
REDEMPTION

SECTION 3.01.    Notices to Trustee. If the Issuer elects to redeem the Notes of any series pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least two Business Days (unless the Trustee agrees to a shorter period) before notice of redemption is required to be delivered to Holders pursuant to Section 3.03 hereof, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the date of redemption (the “Redemption Date”), (iii) the principal amount of the Notes of such series to be redeemed and (iv) the redemption price.
SECTION 3.02.    Selection of Notes to Be Redeemed. If less than all of the Notes of any series are to be redeemed at any time, the Trustee shall select the Notes of such series to be redeemed (i) if such Notes are listed on an exchange, in compliance with the requirements of such exchange or (ii) if such Notes are not listed on an exchange, on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with the Applicable Procedures. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor (except in the event the Redemption Date is delayed as a result of any condition precedent to the occurrence thereof not being satisfied or waived by the Issuer) more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of €100,000 or less, may be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
SECTION 3.03.    Notice of Redemption. The Issuer shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is (a) issued in connection with Article VIII or Article XI hereof or (b) subject to one or more conditions precedent and such Redemption Date is delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion).
The notice shall identify the Notes to be redeemed and shall state:
(a)    the Redemption Date;
(b)    the redemption price;
(c)    if any Definitive Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)    the ISIN and Common Code number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such ISIN or Common Code number that is listed in such notice or printed on the Notes; and
(i)    any condition to such redemption.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be delivered, mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
If any redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption in respect thereof shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
So long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE so require, any such notice of redemption to the Holder of the relevant Notes shall to the extent required, and in the manner permitted, by such rules be posted on the official website of TISE. Additionally, if the Issuer effects an optional redemption of a series of Notes, it will, for so long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE so require, inform TISEAL of such optional redemption and confirm the aggregate principal amount of the applicable series of Notes that will remain outstanding immediately after such redemption.
SECTION 3.04.    Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 hereof, subject to satisfaction of any conditions precedent relating thereto specified in the applicable notice of redemption, Notes called for redemption shall become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if delivered, mailed or caused to be mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption.
SECTION 3.05.    Deposit of Redemption Price.
(a)    Prior to 10:00 a.m. (London time) on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that Redemption Date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.
(b)    If the Issuer complies with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
SECTION 3.06.    Notes Redeemed in Part. Upon surrender of a Definitive Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided, that each new Note will be in a principal amount of €100,000 and any integral multiple of €1,000 in excess of €100,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
SECTION 3.07.    Optional Redemption.
(a)    At any time prior to (x) in the case of the 2026 Notes, March 15, 2023 and (y) in the case of the 2029 Notes, March 15, 2024, the Issuer may, at its option, on one or more occasions redeem all or a part of the 2026 Notes and/or the 2029 Notes, upon notice as set forth in Section 3.03 hereof at a redemption price equal to, with respect to each series of Notes being redeemed, the sum of (i) 100.0% of the principal amount of such series of Notes redeemed, plus (ii) the Applicable Premium for such series of Notes as of the Redemption Date plus (iii) accrued and unpaid interest, if any, on the Notes being redeemed to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, if in connection with an Equity Offering, the completion of such Equity Offering.
(b)    At any time prior to (x) in the case of the 2026 Notes, March 15, 2023 and (y) in the case of the 2029 Notes, March 15, 2024, the Issuer may, at its option and on one or more occasions, redeem up to 40.0% of the aggregate principal amount of each of the 2026 Notes and/or the 2029 Notes (including, with respect to each series of Notes, Additional Notes of such series issued after the Issue Date), with the aggregate principal amount of Notes to be redeemed (the “Equity Offering Redemption Amount”) not to exceed an amount equal to the aggregate gross proceeds from one or more Equity Offerings, at a redemption price equal to the sum of (i)(A) with respect to the 2026 Notes, 101.750% of the aggregate principal amount thereof and (B) with respect to the 2029 Notes, 102.250% of the aggregate principal amount thereof, plus (ii) accrued and unpaid interest, if any, on the Notes being redeemed to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that (a) with respect to each series of Notes, at least 50.0% of the aggregate principal amount of such series of Notes originally issued under this Indenture on the Issue Date and any Additional Notes of such series issued under this Indenture after the Issue Date (excluding Notes of such series held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption of such series of Notes; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering; provided, further, that an amount equal to or exceeding the applicable Equity Offering Redemption Amount shall be received by, or contributed to the capital of, the Issuer or any Restricted Subsidiary.
(c)    Except pursuant to clause (a), (b) or (f) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to (x) in the case of the 2026 Notes, March 15, 2023 and (y) in the case of the 2029 Notes, March 15, 2024. For the avoidance of doubt, the Issuer may choose to redeem the 2026 Notes and the 2029 Notes pursuant to this Section 3.07, either together or separately, on a non-ratable basis.

(d)    On and after March 15, 2023, the Issuer may, at its option, redeem the 2026 Notes, in whole or in part, on one or more occasions, upon notice in accordance with Section 3.03 hereof at the applicable redemption price (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2023	100.875%
2024	100.438%
2025 and thereafter	100.000%
(e)    On and after March 15, 2024, the Issuer may, at its option, redeem the 2029 Notes, in whole or in part, on one or more occasions, upon notice in accordance with Section 3.03 hereof at the applicable redemption price (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2024	101.125%
2025	100.563%
2026 and thereafter	100.000%
(f)    In connection with any Change of Control Offer or other tender offer to purchase all of the Notes of any series, if Holders of not less than 90.00% of the aggregate principal amount of the then outstanding Notes of the applicable series validly tender and do not validly withdraw such Notes in such Change of Control Offer or other tender offer and the Issuer purchases, or any third party making such Change of Control Offer or other tender offer in lieu of the Issuer purchases, all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon notice, given not more than 60 days following such purchase date, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to (x) in the case of a Change of Control Offer, 101.0% of the principal amount thereof and (y) in the case of any other tender offer, the price offered to Holders of such series in such other tender offer, plus, in the case of each of clauses (x) and (y), to the extent not included in the Change of Control Offer or other tender offer payment, accrued and unpaid interest, if any, thereon, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(g)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
(h)    In addition to any redemption pursuant to this Section 3.07, the Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market purchases or privately negotiated transactions or pursuant to one or more tender offers or otherwise, upon such terms and conditions and at such prices or other consideration as the Issuer or any such Affiliate may determine.
SECTION 3.08.    Mandatory Redemption. The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE IV
COVENANTS

SECTION 4.01.    Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor, holds as of 10:00 a.m. (London time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful and the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.02.    Maintenance of Office or Agency. The Issuer shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, the Registrar or the Transfer Agent) required under Section 2.03 hereof where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such offices or agencies as required by Section 2.03 hereof for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
SECTION 4.03.    Reports and Other Information.
(a)    Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall furnish to the Trustee and Holders of the Notes (without exhibits) or post on its website (which may be password protected so long as the password is made promptly available by the

Issuer to the Holders, research analysts and prospective purchasers upon request) no later than 15 days after the dates specified below:
(1)    within 90 days after the end of each fiscal year (beginning with the fiscal year ending after the Issue Date), annual reports containing substantially all of the information required to be contained in an Annual Report on Form 10-K if the Issuer had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum); provided, that the Issuer shall not be required to provide the information otherwise required to be presented by reporting companies under the Exchange Act pursuant to Part III of Form 10-K except for such information as would be required by Item 401 of Regulation S-K (other than the information required by subsections (c) and (g) of such item), Item 403(a) of Regulation S-K and Item 404 of Regulation S-K (assuming a transaction threshold of $2,500,000 rather than $120,000 and other than information with respect to employment and compensation arrangements and the information required by Item 404(b));
(2)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports containing substantially all of the information required to be contained in a Quarterly Report on Form 10-Q if the Issuer had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum); and
(3)    within the later of 15 days after the occurrence of the specified event or within five (5) Business Days of the date on which an event would have been required to be reported on a Form 8-K (as in effect on the Issue Date), information pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.06 (Material Impairment), 4.01 (Changes in Registrant’s Certifying Accountants), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(a), (b) or (c) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers) (other than any information relating to compensation arrangements with any directors or officers) and 9.01(a) (Financial Statements and Exhibits) (but only with respect to historical financial statements relating to transactions required to be reported pursuant to Item 2.01 and involving acquisitions of Persons that had revenues in excess of $500,000,000 for the last four completed fiscal quarters prior to the consummation of the acquisition) of a Current Report on Form 8-K (as in effect of the Issue Date); provided, that (a) no such report or information will be required to be so furnished if the Issuer determines in good faith that such event is not material to the Holders or the business, assets, operations or financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole and (b) trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Issuer may be excluded from disclosures.
(b)    The reports required pursuant to clauses (1), (2) and (3) of Section 4.03(a) will not be required to comply with (i) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, (ii) related Items 307 and 308 of Regulation S-K promulgated by the SEC, (iii) Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or any comparable successor provision and (iv) Regulation S-X Rule 3-10.
(c)    So long as any Notes are outstanding, the Issuer will also:

(1)    issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the delivery or posting of the annual and quarterly reports required by clauses (1) and (2) of Section 4.03(a) announcing the date on which such reports will be made available to the Holders and directing Holders, research analysts and prospective purchasers to contact the investor relations office of the Issuer to obtain copies of such reports;
(2)    maintain a website (which may be password protected so long as the password is made promptly available by the Issuer to Holders, research analysts and prospective purchasers) to which all of the reports and press releases required by this Section 4.03 are posted; and
(3)    host and participate in customary quarterly conference calls (which may be a single conference call together with investors holding other securities of the Issuer and/or its Restricted Subsidiaries and/or any direct or indirect parent of the Issuer) to discuss operating results and related matters. The Issuer shall issue a press release which will provide the date and time of any such call and will direct Holders, prospective purchasers and research analysts to contact the investor relations office of the Issuer to obtain access to the conference call;
provided, that the Issuer shall not be required to undertake the actions set forth in clauses (1), (2) and (3) of this Section 4.03(c) at any time that the Issuer or any direct or indirect parent thereof is otherwise undertaking similar actions on behalf of, and making similar information available to, investors holding other securities of the Issuer or any direct or indirect parent thereof; provided, further, that such information described in the immediately preceding proviso is made available to the Holders.
(d)    The Issuer will make available copies of all reports required by clauses (1) through (3) of Section 4.03(a), if and so long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE so require, at the offices of the listing agent or, to the extent required and in the manner permitted by such rules, post such reports on the official website of TISE.
(e)    In addition, to the extent not satisfied by the foregoing, the Issuer will, for so long as any Notes are outstanding, furnish to Holders and to prospective purchasers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(f)    The Issuer may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to a direct or indirect parent company; provided that, if and for so long as such parent company shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to any such parent company, that such parent company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Issuer and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such parent company, is more than 3.0% of such parent company’s corresponding consolidated amount.
(g)    Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations under this Section 4.03 for purposes of Section 6.01(3) hereof until 120 days after the date any report under this Section 4.03 is due.
(h)    To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.
(i)    It is understood that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted on the Issuer’s website or filed with the SEC.
SECTION 4.04.    Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture during such fiscal year and is not in Default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
(b)    After becoming aware of any Default that has occurred and is continuing under this Indenture, the Issuer shall promptly (which shall be no more than twenty (20) Business Days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile or electronic mail an Officer’s Certificate specifying such event and what action the Issuer is taking or proposes to take with respect thereto.
SECTION 4.05.    Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.06.    Company Existence. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.
SECTION 4.07.    Offer to Repurchase Upon Change of Control Triggering Event.
(a)    If a Change of Control Triggering Event occurs with respect to any series of Notes, unless the Issuer has previously or concurrently electronically delivered or mailed a redemption notice with respect to all the outstanding Notes of such series under Section 3.07 hereof, the Issuer will make an offer to purchase all of the Notes of such series pursuant to this Section 4.07 (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date prior to such repurchase. Within 60 days following any Change of Control Triggering Event in respect of any series of Notes, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each applicable Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the Applicable Procedures with the following information:
(1)    that a Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes of the applicable series properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
(2)    the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), subject to extension (in the case where such notice is mailed or otherwise delivered prior to the occurrence of the Change of Control Triggering Event) in the event that the occurrence of the Change of Control Triggering Event is delayed;
(3)    that any Note not properly tendered will remain outstanding and continue to accrue interest;
(4)    that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders of the applicable series will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided, that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(7)    that Holders of the applicable series whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least €100,000 or any integral multiple of €1,000 in excess of €100,000;
(8)    if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied; and

(9)    the other instructions, as determined by the Issuer, consistent with this Section 4.07, that a Holder must follow in order to have its Notes repurchased.
For so long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE so require, the Issuer will post a notice with respect to the results of any Change of Control Offer on the official website of TISE to the extent required and in a manner permitted by such rules.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
(b)    On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:
(1)    accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)    deliver, or cause to be delivered, to the Trustee an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer and, at the Issuer’s option, the Notes so accepted for cancellation.
(c)    The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
(d)    Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.
(e)    Other than as specifically provided in this Section 4.07, any purchase pursuant to this Section 4.07 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof, and references therein to “redeem,” “redemption,” “Redemption Date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “Change of Control Payment Date” and similar words, as applicable.
(f)    The Issuer’s obligation to make an offer to repurchase the Notes of any series pursuant to this Section 4.07 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of such series then outstanding.
SECTION 4.08.    Limitation on Liens.
(a)    Except as provided in Section 4.10 hereof, the Issuer will not, and will not permit any Guarantor to, create, incur or assume any Lien (except Permitted Liens) that secures any Indebtedness for borrowed money of the Issuer or any Guarantor on any of its Principal Personal or Real Property

(whether now owned or hereafter acquired) without making effective provision whereby the Notes shall be secured equally and ratably with (or in the case of Liens securing Subordinated Indebtedness, whereby the Notes shall be secured by a Lien that is senior in priority to) the Liens securing such Indebtedness on the same property, for so long as such Indebtedness is so secured.
(b)    Any Lien on any Principal Personal or Real Property created for the benefit of the Holders pursuant to Section 4.08(a) hereof shall be deemed automatically and unconditionally released and discharged upon the release and discharge of all Liens on the same Principal Personal or Real Property (other than Permitted Liens and Liens incurred in compliance with Section 4.10 hereof).
(c)    The expansion of Liens by virtue of accretion or amortization of original issue discount (excluding accretion or amortization that is expressly provided for in the agreement providing for the applicable Indebtedness that is a zero coupon or similar discount yield instrument) and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 4.08.
(d)    For purposes of determining compliance with this Section 4.08, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or may be incurred in compliance with Section 4.10 hereof, the Issuer shall, in its sole discretion, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.08 (including by complying with Section 4.10 hereof) and the definition of Permitted Liens.
SECTION 4.09.    Limitation on Sale and Lease-Back Transactions. Except as provided in Section 4.10 hereof, the Issuer will not, and will not permit any Guarantor to, consummate any Sale and Lease-Back Transaction with respect to any Principal Personal or Real Property with another Person (other than with the Issuer or a Guarantor) unless:
(1)    the Issuer or such Guarantor could incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Notes; or
(2)    the property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair value (as determined by the Issuer in good faith); or
(3)    within 360 days of the effective date of any such Sale and Lease-Back Transaction, the Issuer applies the Net Proceeds of the sale of the leased property, less the amount of Net Proceeds used to prepay, redeem or purchase the Notes, to the prepayment or retirement of Funded Debt of the Issuer and its Subsidiaries (which may include the Notes) and/or the acquisition, construction or improvement of any property.
SECTION 4.10.    Exempted Transactions.
(a)    Notwithstanding the provisions of Sections 4.08 and 4.09 hereof, the Issuer and any Guarantor may (1) create, incur or assume any Lien upon any property, assets or revenues, or (2) consummate any Sale and Lease-Back Transaction if: (i) the aggregate outstanding principal amount of all Secured Indebtedness for borrowed money of the Issuer and the Guarantors that is secured by Liens on any Principal Personal or Real Property plus (ii) the aggregate Attributable Indebtedness in respect of Sale and Lease-Back Transactions that are subject to the restrictions on Sale and Lease-Back Transactions set forth in Section 4.09 hereof does not exceed an amount that would cause the Senior Secured Net

Leverage Ratio for the Test Period immediately preceding the creation, incurrence or assumption of such a Lien or consummation of such Sale and Lease-Back Transaction, as applicable, to be greater than 4.00 to 1.00, calculated on a pro forma basis after giving effect to the creation, incurrence or assumption of such Lien and/or such Attributable Indebtedness in respect of Sale and Lease-Back Transactions that is subject to the restrictions on Sale and Lease-Back Transactions set forth in Section 4.09 hereof. The Issuer and any Guarantor may guarantee or provide a security interest in respect of any Indebtedness secured by any Lien created, incurred or assumed and any Sale and Lease-Back Transaction consummated, in each case, in compliance with this Section 4.10.
(b)    In the event any Lien is created, incurred or assumed or any Sale and Lease-Back Transaction is consummated, in each case, in reliance upon compliance with the Senior Secured Net Leverage Ratio set forth in Section 4.10(a) hereof concurrently with the creation, incurrence or assumption of any Permitted Lien, then solely for purposes of calculating the Senior Secured Net Leverage Ratio at such time (but, for the avoidance of doubt, not in any subsequent calculation of the Senior Secured Net Leverage Ratio at a subsequent time), the Senior Secured Net Leverage Ratio will be calculated without regard to the creation, incurrence or assumption of any Indebtedness secured by such Permitted Lien.
SECTION 4.11.    Additional Subsidiary Guarantees. If the Issuer or any Wholly-Owned Subsidiary that is a Restricted Subsidiary acquires or creates another Wholly-Owned Subsidiary that is a Restricted Subsidiary (other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary) after the Issue Date that provides a guarantee of the Issuer’s obligations under any Credit Facility (including the Senior Credit Facilities) with an aggregate principal or committed amount of at least $600,000,000, then, within 60 days after such Restricted Subsidiary provides such guarantee (or such later date as agreed by the Trustee in its sole discretion), such newly acquired or created Restricted Subsidiary shall be required to execute a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary; provided that this Section 4.11 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60-day period in this Section 4.11.
ARTICLE V

SUCCESSORS
SECTION 5.01.    Merger, Consolidation or Sale of All or Substantially All Assets.
(a)    The Issuer may not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
(1)    either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof; provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes pursuant to a supplemental indenture; and
(3)    immediately after giving pro forma effect to such transaction or series of transactions and any related financing transactions, no Event of Default exists.
(b)    Notwithstanding the foregoing, this Section 5.01 will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any of the Guarantors.
SECTION 5.02.    Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with Section 5.01 hereof, the predecessor shall be automatically released from those obligations.
ARTICLE VI
DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default. An “Event of Default,” wherever used herein, means any one of the following events with respect to the applicable series of Notes:
(1)    default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
(2)    default for 30 days or more in the payment when due of interest on or with respect to the Notes;
(3)    failure by the Issuer or any Guarantor for 90 days after receipt of written notice given by the Trustee or the Holders of not less than 30.0% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) of this Section 6.01) contained in this Indenture or the Notes;
(4)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
(B)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $300,000,000 or more at any one time outstanding;
without such Indebtedness having been discharged or such acceleration rescinded, waived or annulled within 30 days after receipt of the written notice given by the Trustee or the Holders of not less than 30.0% in principal amount of the then outstanding Notes;
(5)    failure by the Issuer or any Guarantor that is a Significant Subsidiary to pay final judgments aggregating in excess of $300,000,000 (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 90 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(6)    the Issuer or any Guarantor that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences proceedings to be adjudicated bankrupt or insolvent;
(ii)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(iii)    consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(iv)    makes a general assignment for the benefit of its creditors; or
(v)    generally is not paying its debts as they become due;
(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Issuer or any Guarantor that is a Significant Subsidiary in a proceeding in which the Issuer or any such Guarantor that is a Significant Subsidiary is to be adjudicated bankrupt or insolvent;
(ii)    appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Guarantor that is a Significant Subsidiary or for all or substantially all of the property of the Issuer or any Guarantor that is a Significant Subsidiary; or

(iii)    orders the liquidation of the Issuer or any Guarantor that is a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; and
(8)    the Guarantee by any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void in a final non-appealable judgment of a court of competent jurisdiction or any responsible officer of any Guarantor that is a Significant Subsidiary, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.
A Default under clause (3), (4) or (5) of this Section 6.01 will not become an Event of Default until the Trustee or the Holders of at least 30.0% in principal amount of the Notes of each applicable series then outstanding notify the Issuer of the Default and the Issuer does not cure such Default within the time period specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
SECTION 6.02.    Acceleration. If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 hereof with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30.0% in principal amount of the then total outstanding Notes of each applicable series, by notice to the Issuer, may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of each applicable series to be due and payable immediately. Upon the effectiveness of such declaration, the principal of, premium, if any, and interest on the applicable series of Notes shall be due and payable immediately. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in the Holders’ interest. The Trustee shall have no obligation to accelerate the Notes of any series if the Trustee in its best judgment determines that acceleration is not in the best interests of the Holders of such Notes.
Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01 hereof with respect to the Issuer, all outstanding Notes shall become due and payable immediately without further action or notice.
The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).
In the event of any Event of Default specified in Section 6.01(4) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the applicable Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if:
(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)    the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)    the default that is the basis for such Event of Default has been cured, waived or is otherwise no longer continuing.
SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.04.    Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) (including in connection with a Change of Control Offer). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 6.05.    Control by Majority. Holders of a majority in principal amount of the then total outstanding Notes of each applicable series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. In the event the Trustee receives inconsistent or conflicting directions from two or more group of holders, each representing less than a majority in aggregate principal amount of the Notes Outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken or not taken.
SECTION 6.06.    Limitation on Suits. No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(1)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)    Holders of at least 30.0% in principal amount of the total outstanding Notes of each applicable series have requested in writing the Trustee to pursue the remedy;
(3)    Holders of the Notes of each applicable series have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)    Holders of a majority in principal amount of the total outstanding Notes of each applicable series have not given the Trustee a direction inconsistent with such written request within such 60-day period.
SECTION 6.07.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel to the extent required to be paid under Section 7.07 hereof.
SECTION 6.08.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
SECTION 6.09.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 6.10.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.11.    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel to the extent required to be paid under Section 7.07 hereof) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee on behalf of such Holder, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel required to be paid under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts required to be paid to the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.12.    Priorities. If the Trustee or any Agent collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
(i)    to the Trustee, such Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or such Agent and the costs and expenses of collection;
(ii)    to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
(iii)    to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.12.
SECTION 6.13.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee or a suit by Holders of more than 30.0% in principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture on behalf of the Holders, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Subject to clause (a) above:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)     in the absence of willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements set forth in Section 12.05 of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this clause (c) does not limit the effect of clause (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.
(e)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02.    Rights of Trustee.
(a)    The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)    The Trustee may retain professional advisers to assist it in performing its duties under this Indenture. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer.
(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.
(j)    The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article IV. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not imply a duty to review nor shall it constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(k)    The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
(l)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(n)    The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(o)    The Trustee and the Paying Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.
SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.
SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
SECTION 7.05.    Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.06.    [Reserved].
SECTION 7.07.    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable and documented out-of-pocket disbursements, advances and expenses properly incurred or made by it. Such expenses shall include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the reasonable costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or any other Person or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder) (but excluding taxes imposed on such persons in connection with compensation for such administration or performance). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Issuer if (a) the Issuer has not otherwise assumed the Trustee’s defense or (b) in the judgment of the Trustee, (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Issuer. Neither the Issuer nor any Guarantor shall be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. Neither the Issuer nor any Guarantor shall be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld. In no event shall the Issuer or any Guarantor be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Issuer or any Guarantor has been advised of the likelihood of such loss or damage and regardless of the form of action.
The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except for money or property held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
SECTION 7.08.    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08 with respect to all Notes. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee if:
(A)    the Trustee fails to comply with Section 7.10 hereof;
(B)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(C)    a custodian or public officer takes charge of the Trustee or its property; or
(D)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
The resigning Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.
SECTION 7.09.    Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
SECTION 7.10.    Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 hereof applied to all outstanding Notes of any series and all obligations of the Guarantors with respect to the Guarantees thereof upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.02.    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option under this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of the applicable series and Guarantees thereof on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof, to have cured all then existing Events of Default with respect thereto and to have satisfied all its other obligations under such series of Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(A)    the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;
(B)    the Issuer’s obligations with respect to Notes of the applicable series concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(C)    the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
(D)    this Section 8.02.
Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
SECTION 8.03.    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 hereof and clause (3) of Section 5.01(a) hereof with respect to the outstanding Notes of the applicable series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and such Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of the applicable series and the Guarantees thereof, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default with respect to any applicable series of Notes under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(4), 6.01(5), 6.01(6) (solely with respect to the Issuer’s Restricted Subsidiaries), 6.01(7) (solely with respect to the Issuer’s Restricted Subsidiaries) and 6.01(8) hereof shall not constitute Events of Default of the applicable series.
SECTION 8.04.    Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes of any series:
(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Euros, Euro Government Obligations, or a combination thereof, in such amounts as will be sufficient (to the extent such amounts consist of Euro Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm) to pay the principal of, premium, if any, and interest due on such Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such

Notes are being defeased to maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. The amount of any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions:
(A)    the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling; or
(B)    since the issuance of such Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon that, subject to customary assumptions and exclusions, the beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens and the consummation of other transactions in connection therewith) shall have occurred and be continuing on the date of such deposit;
(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement, instrument or documents (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens and the consummation of other transactions in connection therewith);
(6)    the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Notwithstanding the foregoing, any Opinion of Counsel required by the immediately preceding paragraph with respect to Legal Defeasance need not be delivered if all of the Notes of the applicable series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
SECTION 8.05.    Deposited Money and Euro Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and Euro Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euros or Euro Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Euro Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.06.    Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
SECTION 8.07.    Reinstatement. If the Trustee or Paying Agent is unable to apply any Euros or Euro Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.    Without Consent of Holders. Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder or any other party hereto:
(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to comply with Article V hereof;
(4)    to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;
(5)    to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect (as determined in good faith by the Issuer) the legal rights under this Indenture of any such Holder;
(6)    to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
(7)    to secure the Notes and/or the related Guarantees or to add collateral thereto;
(8)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;
(9)    to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;
(10)    to add a Guarantor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture;
(11)    to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, Guarantee or Notes, as provided to the Trustee in an Officer’s Certificate;
(12)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, to facilitate the issuance and administration of the Notes; provided that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes (as determined in good faith by the Issuer); or

(13)    to provide for the issuance of Additional Notes in accordance with the terms of this Indenture.
Upon the request of the Issuer accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof (to the extent requested by the Trustee), the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall have the right, but not be obligated to, enter into any such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, neither an Opinion of Counsel nor an Officer’s Certificate shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, provided that the execution thereof shall be deemed a representation by such Guarantor(s) that all conditions precedent and covenants, if any, relating to the execution of such supplemental indenture have been satisfied and the supplemental indenture is enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.
SECTION 9.02.    With Consent of Holders. Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture and any Guarantee or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02; provided, however, that to the extent any amendment or waiver directly affects only the 2026 Notes or the 2029 Notes, such amendment or waiver shall require the consent of the Holders of at least a majority in principal amount of the 2026 Notes or 2029 Notes then outstanding (and not the consent of the Holders of any other Notes then outstanding), as the case may be.
Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:
(1)     reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes on any date (other than the provisions relating to Section 4.07 hereof); provided, that any amendment to the notice requirements may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes of the applicable series;
(3)    reduce the rate of or change the time for payment of interest on any Note;
(4)    waive a Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;
(5)    make any Note payable in money other than that stated therein;
(6)    make any change in the provisions of this Indenture relating to waivers of past Defaults;
(7)    make any change in this Article IX that is materially adverse to the Holders;
(8)    make any change to or modify the ranking of the Notes that would adversely affect the Holders; or
(9)    except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary, in any manner materially adverse to the Holders.
So long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE so require, the Issuer will post a notice to the Holders of the relevant Notes of any amendment, supplement or waiver of this Indenture pursuant to clauses (1) through (9) above on the official website of TISE to the extent required and in the manner permitted by such rules.
SECTION 9.03.    [Reserved].
SECTION 9.04.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
SECTION 9.05.    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06.    Trustee to Sign Amendments, etc.
(a)    The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall receive, and shall be fully protected in relying conclusively upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
(b)    Notwithstanding Section 9.06(a), neither an Opinion of Counsel nor an Officer’s Certificate will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
ARTICLE X
GUARANTEES

SECTION 10.01.    Guarantee. Subject to this Article X, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on an unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder, including for expenses, indemnification or otherwise, shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same promptly. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Issuer hereunder and under the Notes). Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, then any amount paid either to the Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Until terminated in accordance with Section 10.06 hereof, each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, if any.
Each payment to be made by a Guarantor in respect of its Guarantee shall be made without setoff, counterclaim, reduction or diminution of any kind or nature.
SECTION 10.02.    Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 10.03.    Execution and Delivery. To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit D) shall be executed on behalf of such Guarantor by one of its authorized Officers.
Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee of such Guarantor shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
If required by Section 4.11 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.11 hereof and this Article X, to the extent applicable.
SECTION 10.04.    Subrogation. Subject to the fifth paragraph of Section 10.01 and Section 10.02 hereof, each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.
SECTION 10.05.    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
SECTION 10.06.    Release of Guarantees. Each Guarantee by a Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:
(1)    any sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (ii) all or substantially all of the assets of such Guarantor including if to the Issuer or another Guarantor, in each case if such sale, exchange, issuance, disposition or transfer is made in compliance with the applicable provisions of this Indenture;
(2)    the release or discharge of the guarantee by such Guarantor of Indebtedness under the Senior Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except, in each case, a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to Section 4.11 hereof);
(3)    the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture; or
(4)    the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option with respect to the applicable series in accordance with Article VIII hereof or the discharge of the Issuer’s obligations under this Indenture with respect to the applicable series in accordance with the terms of this Indenture;
(5)    the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or a Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Guarantor following the transfer of all or substantially all of its assets, in each case in a transaction that complies with the applicable provisions of this Indenture; or
(6)    as described in Article IX.
In addition, the Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee, to cause any Guarantor that has not guaranteed any Indebtedness of the Issuer in an aggregate principal amount outstanding in excess of $600,000,000 under any Credit Facility, and is not otherwise required by the applicable terms of this Indenture to provide a Guarantee, to be unconditionally released and discharged from all obligations under its Guarantee, and such Guarantee will thereupon automatically and unconditionally terminate and be discharged and of no further force or effect. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE XI
SATISFACTION AND DISCHARGE

SECTION 11.01.    Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect as to all Notes (or all 2026 Notes or 2029 Notes, as applicable), when either:
(1)    all Notes (or all 2026 Notes or 2029 Notes, as applicable) theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(2)    (A) all Notes (or all 2026 Notes or 2029 Notes, as applicable) not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Euros, Euro Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes (or 2026 Notes or 2029 Notes, as applicable) not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. The amount of any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(B)    the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
(C)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the applicable Notes at maturity or the Redemption Date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses 2(A), (B) and (C) above.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.
SECTION 11.02.    Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee or another entity designated by it for such purposes pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee or another entity designated by it for such purposes; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Euro Government Obligations in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Euro Government Obligations held by the Trustee or Paying Agent.
ARTICLE XII
MISCELLANEOUS

SECTION 12.01.    [Reserved].
SECTION 12.02.    Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronic mail (in “.pdf” format) or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:

IQVIA Inc.
83 Wooster Heights Road
Danbury, CT 06810
Attention: General Counsel
with a copy (which copy shall not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention: Michael Lee, Esq.

If to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for IQVIA Inc.
Fax: + (1) 651-466-7430
Email: donald.hurrelbrink@usbank.com

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
So long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to Euroclear and Clearstream, each of which will give such notices to the holders of Book-Entry Interests. If any Notes are represented by Definitive Notes, the notices to Holders of such Notes will be validly given if mailed to them at their respective addresses in the Note Register maintained by the Registrar. In addition, for so long as the applicable series of Notes is listed on the Official List of TISE and the rules of TISE shall so require, notices with respect to the Notes will be posted on the official website of TISE to the extent required and in a manner permitted by such rules.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; on the first date on which publication is made or electronic delivery made; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.
If the Issuer delivers or mails a notice or communication to Holders, it shall deliver or mail a copy to the Trustee and each Agent at the same time.
SECTION 12.03.    [Reserved].
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture (other than as set forth in Section 9.06(b) hereof and with respect to clause (B) below, in connection with the issuance of the Initial Notes on the Issue Date or any other action expressly authorized under this Indenture upon delivery of an Officer’s Certificate only), the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
(A)    An Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(B)    An Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 12.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(A)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(B)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(C)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(D)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
SECTION 12.06.    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Transfer Agent and Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.
SECTION 12.07.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or subsidiaries (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, this Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 12.08.    Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 12.09.    Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND EACH OTHER PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 12.10.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
SECTION 12.11.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.12.    Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.
SECTION 12.13.    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.14.    Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 12.15.    Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 12.16.    [Reserved].
SECTION 12.17.    USA PATRIOT Act. The parties hereto acknowledge that in order to help the government fight the funding of terrorism and money laundering activities, pursuant to federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person establishing a relationship or opening an account with U.S. Bank National Association. The parties hereto agree that they will provide the Trustee with name, address, tax identification number, if applicable, and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship, and will further provide the Trustee with formation documents such as articles of incorporation or other identifying documents.
[Signatures on following page]

IQVIA INC.

By:     /s/ Andrew Markwick
Name: Andrew Markwick
Title: Vice President and Treasurer
[Signature Page to Indenture]

APPATURE INC.
BENEFIT HOLDING, INC.
DATA NICHE ASSOCIATES, INC.
IGUARD, INC.
IMS SOFTWARE SERVICES LTD.
INNOVEX MERGER CORP.
INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.
IQVIA CHINAMETRIK INC.
IQVIA COMMERCIAL FINANCE INC.
IQVIA COMMERCIAL TRADING CORP.
IQVIA COMMERCIAL INDIA HOLDINGS CORP.
IQVIA CSMS US INC.
IQVIA MEDICAL COMMUNICATIONS & CONSULTING INC.
IQVIA MEDICAL EDUCATION INC.
IQVIA PHARMA INC.
IQVIA PHARMA SERVICES CORP.
IQVIA RDS ASIA INC.
IQVIA RDS BT INC.
IQVIA RDS INC.
IQVIA TRADING MANAGEMENT INC.
IQVIA TRANSPORTATION SERVICES CORP.
MED-VANTAGE, INC.
QCARE SITE SERVICES, INC.
THE AMUNDSEN GROUP, INC.
VCG&A, INC.
VCG-BIO, INC.
BUZZEOPDMA LLC
EA INSTITUTE, L.L.C.
ENTERPRISE ASSOCIATES L.L.C.
IQVIA BIOSCIENCES HOLDINGS LLC
IQVIA BIOTECH LLC
IQVIA COMMERCIAL SERVICES LLC
IQVIA MARKET INTELLIGENCE LLC
IQVIA PHASE ONE SERVICES LLC
IQVIA RDS LATIN AMERICA LLC
OUTCOME SCIENCES, LLC
RX INDIA, LLC
TARGETED MOLECULAR DIAGNOSTICS, LLC
VALUEMEDICS RESEARCH, LLC

By:     /s/ Andrew Markwick
Name: Andrew Markwick
Title: Vice President and Treasurer
[Signature Page to Indenture]

SPARTAN LEASING CORPORATION

By:     /s/ Cathy LoBosco
Name: Cathy N. LoBosco
Title: President

[Signature Page to Indenture]

IQVIA GOVERNMENT SOLUTIONS INC.

By: /s/ Andrew Markwick
Name: Andrew Markwick
Title: Treasurer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By: /s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A-1

[Form of Face of 2026 Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provision of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provision of the Indenture]
[Insert the Definitive Note Legend, if applicable pursuant to the provision of the Indenture]
    ISIN     [      ]
Common Code    [      ]
[RULE 144A][REGULATION S] NOTE
representing up to €[ ]
1.750% Senior Notes due 2026

No. [ ]    €[      ]
IQVIA INC.
promises to pay to [      ] or its registered assigns,
[the principal sum set forth on the Schedule of Exchange of Interests in the Global Note attached hereto] [the principal sum of €[ ]] on March 15, 2026.
Interest Payment Dates: March 15 and September 15, beginning September 15, 2021
Record Dates: March 1 and September 1

A-1-1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
IQVIA INC.
By: ______________________________________
Name:
Title:

A-1-2

This is one of the 2026 Notes referred to
in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION
as Trustee
By:
Title: Authorized Signatory
Dated:

A-1-3

[Back of Note]
1.750% Senior Notes due 2026

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. IQVIA Inc. (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 1.750% from March 3, 2021 until maturity. The Issuer will pay interest on this Note semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2021 or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding March 1 and September 1 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be September 15, 2021. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of principal of, premium, if any, and interest on the Notes (such term as used in this Note having the meaning given to the term “2026 Notes” in the Indenture) will be payable at the office or agency of a single principal Paying Agent and, if applicable, one or more additional Paying Agents maintained by the Issuer pursuant to the Indenture or, at the option of the Issuer, may be made by check mailed to the Holders at their addresses set forth in the Note Register, provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by the Common Depositary or a nominee of the Common Depositary, as the case may be, for the accounts of Euroclear and Clearstream or any successor depository will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof, and (b) all payments of principal, interest and premium, if any, on the Definitive Notes will be payable at the specified office or agency of a single principal Paying Agent and, if applicable, one or more additional Paying Agents maintained for such purposes pursuant to the Indenture. In addition, at the option of the Issuer, interest on the Definitive Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Notes. Such payment shall be in Euros. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.
3.    PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, Elavon Financial Services DAC, UK Branch will act as the principal Paying Agent and Elavon Financial Services DAC will act as Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar or Transfer Agent without prior notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuer issued the Notes, including this Note, under an Indenture, dated as of March 3, 2021 (the “Indenture”), among IQVIA Inc., the Guarantors and the Trustee. The Issuer shall be entitled to issue 2026 Additional Notes pursuant to Section 2.01 of the
A-1-4

Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
(a)    At any time prior to March 15, 2023, the Issuer may, at its option and on one or more occasions redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to the sum of (i) 100.0% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium as of the Redemption Date plus (iii) accrued and unpaid interest, if any, on the Notes being redeemed to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, if in connection with an Equity Offering, the completion of such Equity Offering.
(b)    At any time prior to March 15, 2023, the Issuer may, at its option and on one or more occasions, redeem up to 40.0% of the aggregate principal amount of the Notes (including 2026 Additional Notes issued after the Issue Date) with the aggregate principal amount of Notes to be redeemed (the “Equity Offering Redemption Amount”) not to exceed an amount equal to the aggregate gross proceeds from one or more Equity Offerings, at a redemption price equal to the sum of (i) 101.750% of the aggregate principal amount thereof, plus (ii) accrued and unpaid interest, if any, on the Notes being redeemed to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that (a) at least 50.0% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any 2026 Additional Notes issued under the Indenture after the Issue Date (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering; provided, further, that an amount equal to or exceeding the applicable Equity Offering Redemption Amount shall be received by, or contributed to the capital of, the Issuer or any Restricted Subsidiary.
(c)    Except pursuant to clause (a), (b) or (f) of Section 3.07 of the Indenture, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2023.
(d)    On and after March 15, 2023, the Issuer may, at its option redeem the Notes, in whole or in part, on one or more occasions, upon notice in accordance with Section 3.03 of the Indenture, at the applicable redemption price (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

A-1-5

Year	Percentage
2023	100.875%
2024	100.438%
2025 and thereafter	100.000%
(e)    Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
6.    MANDATORY REDEMPTION; OFFERS TO PURCHASE.
(a)    The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
(b)    Under certain circumstances, the Issuer may be required to offer to purchase Notes as described under Section 4.07 of the Indenture.
7.    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, the Issuer shall deliver electronically, mail or cause to be mailed by first-class mail notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is (a) issued in connection with Article VIII or Article XI of the Indenture or (b) subject to one or more conditions precedent and such redemption date is delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion).
So long as the Notes are listed on the Official List of TISE and the rules of TISE so require, any such notice of redemption to the Holder of the relevant Notes shall to the extent required, and in the manner permitted, by such rules be posted on the official website of TISE. Additionally, if the Issuer effects an optional redemption of the Notes, it will, for so long as the Notes are listed on the Official List of TISE and the rules of TISE so require, inform TISEAL of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption.
8.    OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Triggering Event, the Issuer shall make a Change of Control Offer in accordance with Section 4.07 of the Indenture.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess of €100,000. The transfer of Notes shall be registered and Notes may only be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not issue, exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not issue, exchange or register the transfer of any Notes during the period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.
A-1-6

10.    PERSONS DEEMED OWNERS. The registered Holder shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30.0% in principal amount of each of the then outstanding Notes and, if applicable, the then outstanding 2029 Notes by notice to the Issuer may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes and, if applicable, 2029 Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes and, if applicable, 2029 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes and 2029 Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes and 2029 Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes or 2029 Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within twenty (20) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.
13.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    GOVERNING LAW. THE INDENTURE, THIS NOTE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
15.    COMMON CODE AND ISIN NUMBERS. The Issuer in issuing the Notes may use Common Codes and ISIN numbers (if then generally in use) and, if so, the Issuer shall use Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:
IQVIA Inc.
83 Wooster Heights Road
Danbury, CT 06810
Attention: General Counsel
A-1-7

Assignment form

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
        (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ___________________________to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-8

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF A DEFINITIVE REGISTERED NOTE OR ANY OTHER NOTE THAT BEARS OR IS REQUIRED TO BEAR THE PRIVATE PLACEMENT LEGEND]

This certificate relates to € ________________    principal amount of Notes held in (check applicable box) book-entry or definitive registered form by the undersigned.
The undersigned (check one box below):
    has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Common Depositary or its nominee for the accounts of Euroclear or Clearstream, a Definitive Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
    has requested the Trustee by written order to exchange or register the transfer of a Note.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)         to the Issuer;
(2)         pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended;
(3)         for so long as the Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;
(4)         pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended; or
(5)         pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) is checked, the Issuer and the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Date:
A-1-9

Your Signature:
Sign exactly as your name appears on the other side of this certificate.
Signature Guarantee*:
*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
Signature:
(to be executed by an executive officer of purchaser)

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the appropriate box below:
[ ] Section 4.07
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased (minimum amount of €100,000):
€
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is €[ ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

*    This schedule should be included only if the Note is issued in global form.

A-1-12

EXHIBIT A-2

[Form of Face of 2029 Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provision of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provision of the Indenture]
[Insert the Definitive Note Legend, if applicable pursuant to the provision of the Indenture]
    ISIN     [      ]
Common Code    [      ]
[RULE 144A][REGULATION S] NOTE
representing up to €[ ]
2.250% Senior Notes due 2029

No. [ ]    €[      ]
IQVIA INC.
promises to pay to [      ] or its registered assigns,
[the principal sum set forth on the Schedule of Exchange of Interests in the Global Note attached hereto] [the principal sum of €[ ]] on March 15, 2029.
Interest Payment Dates: March 15 and September 15, beginning September 15, 2021
Record Dates: March 1 and September 1

A-2-1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
IQVIA INC.
By:            _________________________
    Name:
    Title:

A-2-2

This is one of the 2029 Notes referred to
in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION
as Trustee
By:
Title: Authorized Signatory
Dated:

A-2-3

[Back of Note]
2.250% Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. IQVIA Inc. (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 2.250% from March 3, 2021 until maturity. The Issuer will pay interest on this Note semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2021 or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding March 1 and September 1 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be September 15, 2021. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of principal of, premium, if any, and interest on the Notes (such term as used in this Note having the meaning given to the term “2029 Notes” in the Indenture) will be payable at the office or agency of a single principal Paying Agent and, if applicable, one or more additional Paying Agents maintained by the Issuer pursuant to the Indenture or, at the option of the Issuer, may be made by check mailed to the Holders at their addresses set forth in the Note Register, provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by the Common Depositary or a nominee of the Common Depositary, as the case may be, for the accounts of Euroclear and Clearstream or any successor depository will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof, and (b) all payments of principal, interest and premium, if any, on the Definitive Notes will be payable at the specified office or agency of a single principal Paying Agent and, if applicable, one or more additional Paying Agents maintained for such purposes pursuant to the Indenture. In addition, at the option of the Issuer, interest on the Definitive Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Notes. Such payment shall be in Euros. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.
3.    PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, Elavon Financial Services DAC, UK Branch will act as the principal Paying Agent and Elavon Financial Services DAC will act as Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar or Transfer Agent without prior notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuer issued the Notes, including this Note, under an Indenture, dated as of March 3, 2021 (the “Indenture”), among IQVIA Inc., the Guarantors and the Trustee. The Issuer shall be entitled to issue 2029 Additional Notes pursuant to Section 2.01 of the
A-2-4

Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
(a)    At any time prior to March 15, 2024, the Issuer may, at its option and on one or more occasions redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to the sum of (i) 100.0% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium as of the Redemption Date plus (iii) accrued and unpaid interest, if any, on the Notes being redeemed to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, if in connection with an Equity Offering, the completion of such Equity Offering.
(b)    At any time prior to March 15, 2024, the Issuer may, at its option and on one or more occasions, redeem up to 40.0% of the aggregate principal amount of the Notes (including 2029 Additional Notes issued after the Issue Date) with the aggregate principal amount of Notes to be redeemed (the “Equity Offering Redemption Amount”) not to exceed an amount equal to the aggregate gross proceeds from one or more Equity Offerings, at a redemption price equal to the sum of (i) 102.250% of the aggregate principal amount thereof, plus (ii) accrued and unpaid interest, if any, on the Notes being redeemed to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that (a) at least 50.0% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any 2029 Additional Notes issued under the Indenture after the Issue Date (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering; provided, further, that an amount equal to or exceeding the applicable Equity Offering Redemption Amount shall be received by, or contributed to the capital of, the Issuer or any Restricted Subsidiary.
(c)    Except pursuant to clause (a), (b) or (f) of Section 3.07 of the Indenture, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2024.
(d)    On and after March 15, 2024, the Issuer may, at its option redeem the Notes, in whole or in part, on one or more occasions, upon notice in accordance with Section 3.03 of the Indenture, at the applicable redemption price (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

A-2-5

Year	Percentage
2024	101.125%
2025	100.563%
2026 and thereafter	100.000%
(e)    Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
6.    MANDATORY REDEMPTION; OFFERS TO PURCHASE.
(a)    The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
(b)    Under certain circumstances, the Issuer may be required to offer to purchase Notes as described under Section 4.07 of the Indenture.
7.    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, the Issuer shall deliver electronically, mail or cause to be mailed by first-class mail notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is (a) issued in connection with Article VIII or Article XI of the Indenture or (b) subject to one or more conditions precedent and such redemption date is delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion).
So long as the Notes are listed on the Official List of TISE and the rules of TISE so require, any such notice of redemption to the Holder of the relevant Notes shall to the extent required, and in the manner permitted, by such rules be posted on the official website of TISE. Additionally, if the Issuer effects an optional redemption of the Notes, it will, for so long as the Notes are listed on the Official List of TISE and the rules of TISE so require, inform TISEAL of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption.
8.    OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Triggering Event, the Issuer shall make a Change of Control Offer in accordance with Section 4.07 of the Indenture.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess of €100,000. The transfer of Notes shall be registered and Notes may only be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not issue, exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not issue, exchange or register the transfer of any Notes during the period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.
A-2-6

10.    PERSONS DEEMED OWNERS. The registered Holder shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30.0% in principal amount of each of the then outstanding Notes and, if applicable, the then outstanding 2026 Notes by notice to the Issuer may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes and, if applicable, 2026 Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes and, if applicable, 2026 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes and 2026 Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes and 2026 Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes or 2026 Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within twenty (20) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.
13.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    GOVERNING LAW. THE INDENTURE, THIS NOTE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
15.    COMMON CODE AND ISIN NUMBERS. The Issuer in issuing the Notes may use Common Codes and ISIN numbers (if then generally in use) and, if so, the Issuer shall use Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:
IQVIA Inc.
83 Wooster Heights Road
Danbury, CT 06810
Attention: General Counsel

A-2-7

Assignment form

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
        (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ___________________________to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-8

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF A DEFINITIVE REGISTERED NOTE OR ANY OTHER NOTE THAT BEARS OR IS REQUIRED TO BEAR THE PRIVATE PLACEMENT LEGEND]

This certificate relates to € ________________    principal amount of Notes held in (check applicable box) book-entry or definitive registered form by the undersigned.
The undersigned (check one box below):
    has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Common Depositary or its nominee for the accounts of Euroclear or Clearstream, a Definitive Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
    has requested the Trustee by written order to exchange or register the transfer of a Note.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)         to the Issuer;
(2)         pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended;
(3)         for so long as the Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;
(4)         pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended; or
(5)         pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) is checked, the Issuer and the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Date:
A-2-9

Your Signature:
Sign exactly as your name appears on the other side of this certificate.
Signature Guarantee*:
*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
Signature:
(to be executed by an executive officer of purchaser)

A-2-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the appropriate box below:
[ ] Section 4.07
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased (minimum amount of €100,000):
€
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is €[ ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

*    This schedule should be included only if the Note is issued in global form.

A-2-12

EXHIBIT B-1
FORM OF CERTIFICATE OF TRANSFER
IQVIA Inc.
83 Wooster Heights Road
Danbury, CT 06810
Attention: General Counsel
U.S. Bank National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for IQVIA Inc.
Fax: + (1) 651-466-7430
Email: donald.hurrelbrink@usbank.com
Re:    1.750% Senior Notes due 2026 (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 3, 2021 (the “Indenture”), among IQVIA Inc., the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[      ] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €[      ] in such Note[s] or interests (the “Transfer”), to [      ] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
2.    [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any
B-1-1

Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) such Transferor does not know that the transaction was prearranged in the United States, (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (v) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser), and will take delivery only as a Book-Entry Interest transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3.    [   ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [   ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(b)    [   ] such Transfer is being effected to the Issuer or a subsidiary thereof; or
(c)    [   ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
    Name:
    Title:

Dated:

B-1-2

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [   ] a Book-Entry Interest in the:
(i)    [   ] 144A Global Note (ISIN: [ ]; Common Code: [ ]), or
(ii)    [   ] Regulation S Global Note (ISIN: [ ]; Common Code: [ ]), or
(b)    [   ] a Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [   ] a Book-Entry Interest in the:
(i)    [   ] 144A Global Note (ISIN: [ ]; Common Code: [ ]), or
(ii)    [   ] Regulation S Global Note (ISIN: [ ]; Common Code: [ ]), or
(b)    [   ] a Definitive Note, in accordance with the terms of the Indenture.

B-1-3

EXHIBIT B-2
FORM OF CERTIFICATE OF TRANSFER
IQVIA Inc.
83 Wooster Heights Road
Danbury, CT 06810
Attention: General Counsel
U.S. Bank National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for IQVIA Inc.
Fax: + (1) 651-466-7430
Email: donald.hurrelbrink@usbank.com
Re:    2.250% Senior Notes due 2029 (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 3, 2021 (the “Indenture”), among IQVIA Inc., the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[      ] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €[      ] in such Note[s] or interests (the “Transfer”), to [      ] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
2.    [   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby
B-2-1

further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) such Transferor does not know that the transaction was prearranged in the United States, (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (v) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser), and will take delivery only as a Book-Entry Interest transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3.    [   ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BOOK-ENTRY INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [   ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(b)    [   ] such Transfer is being effected to the Issuer or a subsidiary thereof; or
(c)    [   ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
    Name:
    Title:

Dated:

B-2-2

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [   ] a Book-Entry Interest in the:
(i)    [   ] 144A Global Note (ISIN: [ ]; Common Code: [ ]), or
(ii)    [   ] Regulation S Global Note (ISIN: [ ]; Common Code: [ ]), or
(b)    [   ] a Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [   ] a Book-Entry Interest in the:
(i)    [   ] 144A Global Note (ISIN: [ ]; Common Code: [ ]), or
(ii)    [   ] Regulation S Global Note (ISIN: [ ]; Common Code: [ ]), or
(b)    [   ] a Definitive Note, in accordance with the terms of the Indenture.

B-2-3

EXHIBIT C-1
FORM OF CERTIFICATE OF EXCHANGE
IQVIA Inc.
83 Wooster Heights Road
Danbury, CT 06810
Attention: General Counsel
U.S. Bank National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for IQVIA Inc.
Fax: + (1) 651-466-7430
Email: donald.hurrelbrink@usbank.com
Re:    1.750% Senior Notes due 2026 (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 3, 2021 (the “Indenture”), among IQVIA Inc., the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[      ] (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €[      ] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
EXCHANGE OF DEFINITIVE NOTES OR BOOK-ENTRY INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN GLOBAL NOTES OF THE SAME SERIES
a)    [ ] CHECK IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN A GLOBAL NOTE TO DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Global Note for a Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.
b)    [ ] CHECK IF EXCHANGE IS FROM DEFINITIVE NOTE TO BOOK-ENTRY INTEREST IN A GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Definitive Note for a beneficial interest in the [CHECK ONE]:
[ ] 144A Global Note or
[ ] Regulation S Global Note
in each case of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to
C-1-1

the Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                .
C-1-2

[Insert Name of Transferor]
By:
    Name:
    Title:

C-1-3

EXHIBIT C-2
FORM OF CERTIFICATE OF EXCHANGE
IQVIA Inc.
83 Wooster Heights Road
Danbury, CT 06810
Attention: General Counsel
U.S. Bank National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for IQVIA Inc.
Fax: + (1) 651-466-7430
Email: donald.hurrelbrink@usbank.com
Re:    2.250% Senior Notes due 2029 (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 3, 2021 (the “Indenture”), among IQVIA Inc., the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[      ] (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €[      ] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
EXCHANGE OF DEFINITIVE NOTES OR BOOK-ENTRY INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN GLOBAL NOTES OF THE SAME SERIES
a)    [ ] CHECK IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN A GLOBAL NOTE TO DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Global Note for a Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.
b)    [ ] CHECK IF EXCHANGE IS FROM DEFINITIVE NOTE TO BOOK-ENTRY INTEREST IN A GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Definitive Note for a beneficial interest in the [CHECK ONE]:
[ ] 144A Global Note or
[ ] Regulation S Global Note
C-2-1

in each case of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                .
C-2-2

[Insert Name of Transferor]
By:
    Name:
    Title:

C-2-3

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of [                         ], among [                         ] (the “Guaranteeing Subsidiary”), a subsidiary of IQVIA Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of March 3, 2021, providing for the issuance (i) of an unlimited aggregate principal amount of 1.750% Senior Notes due 2026 (the “2026 Notes” and (ii) of an unlimited aggregate principal amount of 2.250% Senior Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article X thereof.
(3)    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or subsidiaries (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same
D-1

agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
(8)    Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
    Name:
    Title:

D-3